Exhibit 10.1

EXECUTION VERSION

OMNIBUS AMENDMENT NO. 1

AMENDMENT NO. 1 (this "Amendment") dated as of April 30, 2018 among ORCC II FINANCING LLC, LLC, as a borrower ("ORCC II Financing" and a "Borrower"), OR LENDING II LLC ("OR Lending II" and a "Borrower" and, collectively with ORCC II Financing, the Borrowers); the lenders under the Credit Agreement referred to below (the "Lenders"); GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent"); STATE STREET BANK AND TRUST COMPANY, as collateral administrator and as collateral agent (the "Collateral Agent") and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral custodian (the "Collateral Custodian").

The Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Custodian are parties to the Credit Agreement dated as of December 1, 2017 (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement").  The Borrowers, the Administrative Agent and the Calculation Agent are parties to the Margining Agreement dated as of December 4, 2017 referred to therein.

The parties hereto wish now to amend the Credit Agreement and the Margining Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.  This Amendment shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2.  Credit Agreement Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 5 below and Section 11.5 of the Credit Agreement, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01.  References Generally.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.Amendments. Section 6.2(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"(b)Principal Collection Accounts.  Each Borrower shall, on or prior to the Initial Credit Date, establish at the Accounts Securities Intermediary a segregated trust account in the name:

(1)in the case of ORCC II Financing, "ORCC II Financing LLC, subject to the lien of State Street Bank and Trust Company, as Collateral Agent on behalf of the Secured Parties"; and

(2)in the case of OR Lending II, "OR Lending II LLC, subject to the lien of State Street Bank and Trust Company, as Collateral Agent on behalf of the Secured Parties",

which shall be designated as the Principal Collection Account for such Borrower, each of which shall be held by the Accounts Securities Intermediary in accordance with the Account Control Agreements.  Any and all funds at any time on deposit in, or otherwise to the credit of, the Principal Collection Accounts shall be held in trust by the Collateral Agent for the benefit of the Secured Parties.

The proceeds of all Loans made hereunder (unless expressly permitted to be otherwise applied in accordance with the terms and conditions of this Agreement) and all Principal Proceeds and amounts transferred from the Margin Account for deposit in the Principal Collection Accounts pursuant to Section 6.3(c) shall be deposited into the relevant Principal Collection Account.  All such funds, together with any Eligible Investments made with such funds, shall be held by the Accounts Securities Intermediary in the Principal Collection Accounts as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 6.2(b) and Section

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6.3(a) below.  Any income or other gain realized from Eligible Investments in the Principal Collection Accounts shall be transferred to the relevant Interest Collection Account and disbursed and withdrawn in accordance with Section 6.2.

So long as no Event of Default shall have occurred and be continuing hereunder, upon the receipt of a Borrower Order, the Accounts Securities Intermediary shall reinvest funds on deposit in the Principal Collection Accounts in Collateral Obligations as permitted under and in accordance with the requirements of Section 8 and such Borrower Order.

In addition, so long as (i) no Default or Event of Default has occurred or would result therefrom and (ii) there is no Borrowing Base Deficiency at such time and after giving effect thereto, upon the receipt of a Borrower Order the Accounts Securities Intermediary shall transfer U.S. Dollars on deposit in the Principal Collection Account to the Margin Account in accordance with such Borrower Order (it being understood that funds may not be converted from a non-U.S. Dollar Specified Currency to U.S. Dollars in connection with any such transfer to the Margin Account).

To the extent that any Principal Proceeds are received in CAD, EUR or GBP, the Collateral Agent will cause such Principal Proceeds to be deposited in the subaccount of the relevant Principal Collection Account established for such currency (or in such other account as the Collateral Agent may have established to hold such currency for purposes of this Agreement and the other Transaction Documents).  Pursuant to a Borrower Order, the Services Provider may from time to time direct the Collateral Agent to convert any such non-USD amounts into USD and for the proceeds of such conversion to be deposited in the Principal Collection Accounts for application pursuant to the terms and conditions set forth herein, and at any time, if an Event of Default has occurred and is continuing, the Collateral Agent may (at the direction of the Administrative Agent) convert any or all of such non-USD amounts into USD for application hereunder.

Funds on deposit in the Principal Collection Account of ORCC II Financing may be used on any Business Day to make advances to OR Lending II under the Intercompany Note in accordance with Section 8.2(g).

Funds on deposit in the Principal Collection Account of OR Lending II shall be swept to Principal Collection Account of ORCC II Financing at close of business on each Business Day (other than funds that are being held pending application to the Acquisition or funding of any Restricted Collateral Obligation in accordance with the terms and conditions set forth herein)."

Section 3.  Margining Agreement Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Margining Agreement shall be amended as follows:

3.01.  References Generally.  References in the Margining Agreement (including references to the Margining Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Margining Agreement as amended hereby.

3.02.Amendments.  The definition of "Required Amount" in the Margining Agreement is hereby amended and restated to read in its entirety as follows:

""Required Amount" means, at any time, an amount (in USD) equal to the excess (if any) of:

(a)the sum of:

(1)for each Collateral Obligation as to which a Value Adjustment Event has occurred at any date, the Asset Price Differential thereof; and

(2)the FX Coverage Deficit (if any) at such time; over

(b)the sum of:

(1)if determined prior to the beginning of the Amortization Period, zero; and

(2)if determined during the Amortization Period, the sum of all Specified Loan Repayments made as provided herein during the Amortization Period but prior to such time.

For the avoidance of doubt, at no time shall the Required Amount (or any component thereof) be a negative number."

3.03.  Amendments.  The first paragraph of Section 2(b) of the Margining Agreement is hereby amended and restated to read in its entirety as follows:

"(b) Return of Margin. If at any time during the Reinvestment Period the Net Cash Amount at such time exceeds the Required Amount at such time, and such excess is equal to or greater than the applicable Collateral Threshold (a "Collateral Excess"),  then, so long as immediately before and after giving effect thereto (A) no Default or Event of  Default shall have occurred and then be continuing, and (B) no Margin Deficit shall have occurred  and remain unsatisfied, upon written notice from the Borrowers to the Administrative Agent (such notice, a "Refund Request Notice") (which notice shall be deemed to be a certification from the Borrowers that the foregoing requirements of clause (A) and (B) are satisfied), the Borrowers may request that the Administrative Agent direct the Collateral Agent to (x) transfer funds from the Margin Account to the Principal Collection Accounts and/or (y) to the extent that the Principal Sourced Margin Amount is not greater than zero, remit funds from the Margin Account to the Equity Holder, in an aggregate amount not exceeding such Collateral Excess (such amount, the "Excess Cure Collateral Refund Amount", and any such uses of Margin Account funds, "Permitted Uses").  The "Principal Sourced Margin Amount" shall be an amount, initially zero, that will be increased by any deposit in the Margin Account of funds from the Principal Collection Accounts to satisfy a Margin Deficit and decreased by any deposit of Excess Cure Collateral Refund amount into the Principal Collection Accounts."

Section 4.  Representations and Warranties.  Each Borrower represents and warrants to the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Transaction Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to "this Agreement" included reference to this Amendment (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), and (b) no Default or Event of Default has occurred and is continuing.

Section 5.  Conditions Precedent; Fees.  The amendments set forth in Sections 2 and 3 hereof shall become effective, as of the date hereof, upon the receipt by the Administrative Agent of counterparts of this Amendment executed by the parties hereto.  Each Borrower agrees to pay all reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Administrative Agent, and Holland & Knight LLP, counsel to the Collateral Custodian, incurred in connection with the preparation and execution of this Amendment.

Section 6.  Confirmation of Collateral Documents.  Each Borrower (a) confirms its obligations under the Collateral Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Collateral Documents, (c) confirms that its obligations under the Credit Agreement as amended hereby constitute "Secured Obligations" (as defined in the Collateral Documents) and (d) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Collateral Documents.  Each party, by its execution of this Amendment, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents.

Section 7.  Acknowledgment.  Goldman Sachs Bank USA, as Administrative Agent and the sole Lender, hereby acknowledges and agrees that the amendment to the definition of "Scheduled Maturity Date" under this Amendment does not constitute a Hedge Event under the Credit Agreement.

Section 8.  Limited Amendment.  The amendments set forth in Sections 2 and 3 above shall be effective only in the specific instances described herein and nothing herein shall be deemed to limit or bar any rights or remedies of any Lender, the Administrative Agent, the Collateral Agent or the Collateral Custodian or to constitute an amendment or waiver of any other term, provision or condition of any of the Transaction Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender, the Administrative Agent, the Collateral Agent or the Collateral Custodian may now have or may in the future have under any of the Transaction Documents.  For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that no other change, amendment or consent with respect to the terms and provisions of any of the Transaction Documents (including without limitation the Appendices, Exhibits and Schedules thereto) is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect).

Section 9.  Miscellaneous.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  This Amendment and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.  Goldman Sachs Bank USA, as Administrative Agent and the sole Lender, hereby directs the Collateral Agent, the Collateral Custodian and the Collateral Administrator to execute and deliver this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ORCC II FINANCING LLC, as a Borrower

By: ________________________

Name:

Title:

OR LENDING II LLC, as a Borrower

By: ________________________

Name:

Title:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:_____________________________

Name:

Title:

GOLDMAN SACHS BANK USA, as Lender

By:_____________________________

Name:

Title:

STATE STREET BANK AND TRUST COMPANY, as Collateral Administrator

By: ________________________

Name:

Title:

ORCC II Financing LLC - Signature page to Omnibus Amendment No. 1

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent

By: ________________________

Name:

Title:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Custodian

By: ________________________

Name:

Title:

ACKNOWLEDGED AND AGREED:

OWL ROCK CAPITAL CORPORATION II, as

Services Provider

By: ________________________

Name:

Title:

ORCC II Financing LLC - Signature page to Omnibus Amendment No. 1